Exhibit 99.1

News Release

INVESTORS/ANALYSTS:	MEDIA:
Patrick Cronin	Teri Llach
(925) 226-9973	(925) 226-9028
investor.relations@bhnetwork.com	teri.llach@bhnetwork.com

Blackhawk Announces Fourth Quarter and Full Year 2016 Financial Results

Pleasanton, California, February 15, 2017— Blackhawk Network Holdings, Inc. (NASDAQ: HAWK) today announced financial results for the fourth quarter and full year ended December 31, 2016.

GAAP Results	Q4'16	Q4'15	FY'16	FY'15
$ in millions except per share amounts
Operating Revenues	$780.6	$756.4	$1,899.8	$1,801.1
Net Income	$24.7	$41.6	$4.7	$45.6
Diluted Earnings per Share	$0.43	$0.73	$0.08	$0.81

Non-GAAP Results	Q4'16	Q4'15	FY'16	FY'15
$ in millions except per share amounts
Adjusted Operating Revenues	$352.0	$335.3	$889.3	$829.2
Adjusted EBITDA	$107.3	$107.6	$189.2	$193.9
Adjusted Net Income	$57.1	$58.6	$82.0	$89.7
Adjusted Diluted Earnings per Share	$1.00	$1.03	$1.43	$1.59

“While the transition to EMV by certain distribution partners caused year-over-year declines in our U.S. retail segment in 2016, we made good progress towards further diversifying our earnings base, delivering strong top line growth and margin expansion in the international and incentives segments," commented CEO and president Talbott Roche. "Total company operating revenues for the fourth quarter grew 3% despite the continued EMV headwind at some of our larger distribution partners. We continue to believe the negative EMV impact(1) on U.S. retail is largely a 2016 event and we remain focused on rebuilding customer awareness and increasing gift card purchase frequency as we move into 2017. In the final four weeks of fiscal 2016, U.S. retail open loop gift transaction dollar volume recovered to 88% of 2015 levels for the same four week period."

During the fourth quarter, two of the Company's largest, non-EMV compliant distribution partners achieved EMV compliance a month behind schedule in most of their stores. Once compliant, these distribution partners removed sales restrictions and again began to sell a full selection of open loop gift products. While these two distribution partners experienced improving sales throughout the fourth quarter, volumes for the full quarter were below the Company's earlier forecast. This was the primary factor causing fourth quarter revenues, adjusted EBITDA, and adjusted net income to fall short of the Company's expectations. For the fourth quarter of 2016, the estimated impact related to EMV was $19 million on adjusted operating revenues and $18 million on adjusted EBITDA.

“GAAP operating income was lower compared to the comparable 2015 periods due to the EMV impact, but also the result of a significant increase in amortization expenses related to acquisitions completed during 2015 and 2016,” said CFO Jerry Ulrich. “But our diversification through acquisitions into the incentives and rewards markets and continued international expansion helped offset the EMV impact on U.S. retail segment adjusted EBITDA in 2016. We also made permanent staff reductions and reduced certain management incentives in the fourth quarter to partially offset the EMV impact.”
Free cash flow totaled $109 million in fiscal 2016. A reconciliation table of GAAP cash flow to free cash flow is provided in Table 3 of this press release.

GAAP financial results for the fourth quarter of 2016 compared to the fourth quarter of 2015

•
Operating revenues totaled $780.6 million, an increase of 3% from $756.4 million for the quarter ended January 2, 2016. This increase was due to a 20% increase in operating revenues from the international segment driven, in part, by the acquisition of Grass Roots in October 2016, and a 29% increase in operating revenues from our incentives segment, which included the results from the acquisitions of Giftcards.com and Extrameasures in early 2016. These increases were offset by the decline in operating revenues in our U.S. retail segment due to the EMV impact described earlier and a 30% decrease in product sales primarily due to Cardpool exchange.

•
Net income totaled $24.7 million compared to net income of $41.6 million for the quarter ended January 2, 2016. The decline was driven primarily by the impact of EMV described earlier, higher amortization expenses related to intangibles assets from acquisitions, higher depreciation and increased interest expense related to 2016 acquisitions and technology asset write-offs due to platform consolidation.

•	Earnings per diluted share was $0.43 compared to earnings per diluted share of $0.73 for the quarter ended January 2, 2016. Diluted shares outstanding increased 0.1% to 57 million.

Non-GAAP financial results for the fourth quarter of 2016 compared to the fourth quarter of 2015 (see Table 2 for Reconciliation of Non-GAAP Measures)

•
Adjusted operating revenues totaled $352.0 million, an increase of 5% from $335.3 million for the quarter ended January 2, 2016. The increase was driven by growth in both the international and incentives segments, partially offset by a decline in U.S. retail due to the EMV impact.

•
Adjusted EBITDA totaled $107.3 million, a decline of 0.3% from $107.6 million for the quarter ended January 2, 2016. The growth in the international and incentives segments was offset by a decline in U.S. retail due to the EMV impact which caused a decline in adjusted operating revenues in addition to increased net marketing expense and inventory reserves.

•	Adjusted net income totaled $57.1 million, a decline of 3% from $58.6 million for the quarter ended January 2, 2016.

•	Adjusted diluted EPS was $1.00, a decline of 3% from $1.03 for the quarter ended January 2, 2016.

(1) Reference to “EMV impact” refers to our estimates of the impact on our revenues and earnings of measures taken by some U.S. retail distribution partners related to their delay in implementing the new secure payment card requirements from Europay, Mastercard and Visa (“EMV” mandate). The failure to implement EMV in their point-of-sale systems by October 2015 transferred the liability for fraudulent credit card payments from card issuers to the retailers. In order to limit chargebacks related to fraudulent credit cards used to purchase certain prepaid products in their stores, some of our distribution partners began taking measures in late January 2016 to limit or control the sale of high value prepaid cards and, in particular, open loop products.  While the type of restrictive measures varied by distribution partner, the following types of restrictions were in place during 2016:  establishment of limits on using credit cards to purchase gift cards, a move to cash or debit only for purchases of certain gift cards and removal of high denomination open loop products from store shelves. We believe that some of the restrictions remained in a very limited number of our distribution partners by the end of 2016 as most partners had implemented EMV compliant point of sale systems by then.

2017 Guidance

Guidance for fiscal 2017 provided in the table below reflects current assumptions and estimates regarding each of the Company’s various operating businesses and shared services resources. The full year 2017 guidance includes some carryover negative impact estimated at $14 million on adjusted operating revenues and $12 million on adjusted EBITDA related to recovery from EMV resulting from restrictive measures taken by certain of our distribution partners during 2016, as described above.

Further details regarding the Company’s 2017 guidance including a breakdown of guidance for the first fiscal quarter of 2017 will be provided on the earnings call.

Annual GAAP Guidance

$ in millions except per share amounts	2017 Guidance	2016 Actual	% Change

Operating Revenues	$2,148 to $2,312	$1,900	13% to 22%
Net Income	$22 to $26	$5	337% to 416%
Diluted EPS	$0.35 to $0.44	$0.08	333% to 444%

Annual Non-GAAP Guidance

$ in millions except per share amounts	2017 Guidance	2016 Actual	% Change

Adjusted Operating Revenues	$1,028 to $1,141	$889	16% to 28%
Adjusted EBITDA	$225 to $250	$189	19% to 32%
Adjusted Net Income	$91 to $100	$82	11% to 22%
Adjusted Diluted EPS	$1.56 to $1.70	$1.43	9% to 19%

Reduction in income taxes payable	$58	$58	-
Reduction in income taxes payable per share (diluted)	$0.98	$1.02	(3)%
The guidance above includes 2017 estimated financial results for closed acquisitions, but does exclude approximately $56 million of adjusted operating revenues and $4 million of adjusted EBITDA related to the meetings and events unit of Grass Roots which the Company intends to divest in 2017. Excluding the anticipated disposition of the meetings and events unit of Grass Roots, 2017 guidance does not account for the impact of any future acquisitions, dispositions, partnerships or similar transactions, any changes to the Company’s existing capital structure or business model or any adverse outcome to any litigation or government investigation, and any such developments could have an impact on the Company’s guidance. Also see “Forward Looking Statements” below.

Earnings Conference Call

The Company will host a conference call to provide additional details on its fourth quarter 2016 financial results and discuss 2017 financial guidance on Wednesday, February 15 at 2:00 p.m. PST / 5:00 p.m. EST. A copy of the webcast presentation slides will be posted to the presentations tab of the Company's investor relations website at approximately 1 p.m. PST on February 15, 2017. Hosting the call will be Talbott Roche, President and Chief Executive Officer, Jerry Ulrich, Chief Financial and Administrative Officer and Bill Tauscher, Executive Chairman. Participants may access the live webcast by visiting the Company’s investor relations website located at ir.blackhawknetwork.com.

Analyst Day
The Company will host its Analyst Day on Thursday, February 16, 2017 beginning at 8:00 a.m. PST / 11:00 a.m. EST. During this half day event, Talbott Roche, Jerry Ulrich, Bill Tauscher and several other members of Blackhawk’s senior leadership team will discuss details about the Company’s market opportunities, business segment strategies, technology platforms and products, growth targets and capital investment plans. A live video webcast of the analyst day can be accessed by visiting the Company’s investor relations website located at ir.blackhawknetwork.com.
Replays of both the earnings and analyst day webcasts will be available on the Company’s investor relations website until Friday, March 24, 2017.
About Blackhawk Network

Blackhawk Network Holdings, Inc. is a leading prepaid and payments global company that supports the program management and distribution of gift cards, prepaid telecom products and financial service products in a number of different retail, digital and incentive channels. Blackhawk’s digital platform supports prepaid across a network of digital distribution partners including retailers, financial service providers, and mobile wallets. For more information, please visit www.blackhawknetwork.com or product websites Cardpool, Gift Card Lab, Gift Card Mall, GiftCards.com and OmniCard.

Non-GAAP Financial Measures
Blackhawk regards the non-GAAP financial measures provided in this press release as useful measures of the operational and financial performance of its business. Adjusted EBITDA, Adjusted net income and Adjusted diluted earnings per share measures are prepared and presented to eliminate the effect of items from EBITDA, Net income and Diluted earnings per share that the Company does not consider indicative of its core operating performance within the period presented. Adjusted operating revenues are prepared and presented to offset the distribution commissions paid and other compensation to distribution partners and business clients. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of Adjusted operating revenues. Adjusted operating revenues, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted diluted earnings per share may not be comparable to similarly titled measures of other organizations because other organizations may not calculate these measures in the same manner as Blackhawk. Investors are encouraged to evaluate our adjustments and the reasons we consider them appropriate.
The Company believes Adjusted operating revenues, EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income, Adjusted diluted earnings per share, Reduction in income taxes payable and Adjusted free cash flow are useful to evaluate the Company's operating performance for the following reasons:

•	adjusting operating revenues for distribution commissions paid and other compensation to retail distribution partners and business clients is useful to understanding the Company's operating margin;

•	adjusting operating revenues for marketing revenue, which has offsetting marketing expense, is useful for understanding the Company's operating margin;

•
EBITDA and Adjusted EBITDA are widely used by investors and securities analysts to measure a company’s operating performance without regard to items that can vary substantially from company to company and from period to period depending upon their financing, accounting and tax methods, the book value of their assets, their capital structures and the method by which their assets were acquired;

•
Adjusted EBITDA margin provides a measure of operating efficiency based on Adjusted operating revenues and without regard to items that can vary substantially from company to company and from period to period depending upon their financing, accounting and tax methods, the book value of their assets, their capital structures and the method by which their assets were acquired;

•
in a business combination, a company records an adjustment to reduce the carrying values of deferred revenue and deferred expenses to their fair values and reduces the company’s revenues and expenses from what it would have recorded otherwise, and as such the Company does not believe is indicative of its core operating performance;

•
non-cash equity grants made to employees and distribution partners at a certain price and point in time do not necessarily reflect how the Company's business is performing at any particular time and the related expenses are not key measures of the Company's core operating performance;

•
the net gain on the transaction to transition our program-managed GPR business to another program manager, the gain on the sale of our member interest in Visa Europe and other non-recurring gains / (losses) related to our acquisitions is not reflective of our core operating performance;

•	asset impairment charges related to the write-down of technology assets as part of our post-acquisition integration efforts are not key measures of the Company's core operating performance;

•
intangible asset amortization expenses can vary substantially from company to company and from period to period depending upon the applicable financing and accounting methods, the fair value and average expected life of the acquired intangible assets, the capital structure and the method by which the intangible assets were acquired and, as such, the Company does not believe that these adjustments are reflective of its core operating performance;

•
non-cash fair value adjustments to contingent business acquisition liability do not directly reflect how the Company is performing at any particular time and the related expense adjustment amounts are not key measures of the Company's core operating performance;

•
reduction in income taxes payable from the step up in tax basis of our assets resulting from the Section 336(e) election due to our Spin-Off and the Safeway Merger and reduction in income taxes payable from amortization of goodwill and other intangibles or utilization of net operating loss carryforwards from business acquisitions represent significant tax savings that are useful for understanding the Company's overall operating results;

•
reduction in income taxes payable resulting from the tax deductibility of stock-based compensation is useful for understanding the Company's overall operating results. The Company generally realizes these tax deductions when restricted stock vest, an option is exercised, and, in the case of warrants, after the warrant is exercised but amortized over remaining service period, and such timing differs from the GAAP treatment of expense recognition; and

•
Adjusted free cash flow - the Company receives funds from consumers or business clients for prepaid products that the Company issues or holds on their behalf prior to the issuance of prepaid products. The Company views this cash flow as temporary and not indicative of the cash flows generated by its operating activity, and therefore excludes it from calculations of Adjusted free cash flow. Adjusted free cash flow provides information regarding the cash that the Company generates without the fluctuations resulting from the timing of cash inflows and outflows from these settlement activities, which is useful to understanding the Company's business and its ability to fund capital expenditures and repay amounts borrowed under its term loan. The Company also may use Adjusted free cash flow for, among other things, making investment decisions and managing its capital structure.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are indicated by words or phrases such as “guidance,” “believes,” “expects,” “forecasts,” “projects,” “outlook,” “anticipates,” “estimates,” “plans,” “continuing,” “ongoing,” and similar words or phrases and the negative of such words and phrases. Forward-looking statements are based on our current plans and expectations and involve risks and uncertainties which are, in many instances, beyond our control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include the following: our ability to generate adequate taxable income to enable us to fully utilize the tax benefits referred to in this release; changes in applicable tax law that preclude us from fully utilizing the tax benefits referred to in this release; our ability to grow adjusted operating revenues and adjusted net income as anticipated; our ability to grow at historic rates or at all; the consequences should we lose one or more of our top distribution partners or fail to attract new distribution partners to our network or if the financial performance of our distribution partners’ businesses decline; our reliance on our content providers; the demand for their products and our exclusivity arrangements with them; our reliance on relationships with card issuing banks; the consequences to our future growth if our distribution partners fail to actively and effectively promote our products and services; the timing and manner that our distribution partners restore the full offering of our products after they achieve EMV compliance; changes in consumer behavior away from our distribution partners or our products resulting from limits or controls implemented by our distribution partners during their transition to EMV compliance; the consequences if consumers do not return to purchase our products at distribution partner stores; the requirement that we comply with applicable laws and regulations, including increasingly stringent money-laundering rules and regulations; and other risks and uncertainties described in our reports and filings with the Securities and Exchange Commission (the “SEC”), including the risks and uncertainties set forth in Item 1A under the heading Risk Factors in our Annual Report Form 10-K for the year ended January 2, 2016 which was filed on March 2, 2016, in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 10, 2016 which was filed on October 19, 2016 and in our Form 10-K for the year ended December 31, 2016 which is expected to be filed prior to or on March 1, 2017, and other subsequent periodic reports we file with the Securities and Exchange Commission. We undertake no obligation to update forward-looking statements to reflect developments or information obtained after the date hereof and disclaim any obligation to do so other than as may be required by law.

BLACKHAWK NETWORK HOLDINGS, INC. CONSOLIDATED STATEMENTS OF INCOME (In thousands, except per share amounts) (Unaudited)

	16 Weeks Ended	16 Weeks Ended	52 Weeks Ended	52 Weeks Ended
	December 31, 2016	January 2, 2016	December 31, 2016	January 2, 2016
OPERATING REVENUES:
Commissions and fees	$565,062	$550,462	$1,315,755	$1,259,801
Program and other fees	128,599	96,719	336,317	268,661
Marketing	42,200	45,759	94,298	104,871
Product sales	44,689	63,494	153,408	167,745
Total operating revenues	780,550	756,434	1,899,778	1,801,078
OPERATING EXPENSES:
Partner distribution expense	391,393	379,850	933,142	874,043
Processing and services	128,634	103,901	355,268	304,232
Sales and marketing	108,623	103,985	274,799	260,638
Costs of products sold	40,104	57,032	143,267	154,625
General and administrative	31,601	32,045	99,428	92,172
Transition and acquisition	7,305	1,548	11,465	7,639
Amortization of acquisition intangibles	21,527	9,198	57,060	27,550
Change in fair value of contingent consideration	—	—	2,100	(7,567)
Total operating expenses	729,187	687,559	1,876,529	1,713,332
OPERATING INCOME	51,363	68,875	23,249	87,746
OTHER INCOME (EXPENSE):
Interest income and other income (expense), net	(3,707)	(32)	(449)	(1,970)
Interest expense	(7,996)	(4,605)	(21,864)	(13,171)
INCOME BEFORE INCOME TAX EXPENSE (BENEFIT)	39,660	64,238	936	72,605
INCOME TAX EXPENSE (BENEFIT)	14,782	22,361	(4,102)	26,796
NET INCOME BEFORE ALLOCATION TO NON-CONTROLLING INTERESTS	24,878	41,877	5,038	45,809
Income attributable to non-controlling interests, net of tax	(228)	(263)	(380)	(200)
NET INCOME ATTRIBUTABLE TO BLACKHAWK NETWORK HOLDINGS, INC.	$24,650	$41,614	$4,658	$45,609
EARNINGS PER SHARE:
Basic	$0.44	$0.75	$0.08	$0.84
Diluted	$0.43	$0.73	$0.08	$0.81
Weighted average shares outstanding—basic	55,474	55,087	55,734	54,294
Weighted average shares outstanding—diluted	56,966	56,900	57,260	56,313

BLACKHAWK NETWORK HOLDINGS, INC. CONSOLIDATED BALANCE SHEETS (In thousands) (Unaudited)

	Year-end 2016	Year-end 2015
ASSETS
Current assets:
Cash and cash equivalents	$1,008,125	$914,576
Restricted cash	10,793	3,189
Settlement receivables, net	641,691	626,077
Accounts receivable, net	262,672	241,729
Other current assets	131,375	103,319
Total current assets	2,054,656	1,888,890
Property, equipment and technology, net	172,381	159,357
Intangible assets, net	350,185	240,898
Goodwill	570,398	402,489
Deferred income taxes	362,302	339,558
Other assets	85,856	81,764
TOTAL ASSETS	$3,595,778	$3,112,956
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Settlement payables	$1,626,827	$1,605,021
Consumer and customer deposits	173,344	84,761
Accounts payable and accrued operating expenses	153,885	119,087
Deferred revenue	150,582	113,458
Note payable, current portion	9,856	37,296
Notes payable to Safeway	3,163	4,129
Other current liabilities	51,176	57,342
Total current liabilities	2,168,833	2,021,094
Deferred income taxes	27,887	18,652
Note payable	137,984	324,412
Convertible notes payable	429,026	—
Other liabilities	39,653	14,700
Total liabilities	2,803,383	2,378,858
Stockholders’ equity:
Preferred stock	—	—
Common stock	56	56
Additional paid-in capital	608,568	561,939
Accumulated other comprehensive loss	(48,877)	(40,195)
Retained earnings	228,451	207,973
Total Blackhawk Network Holdings, Inc. equity	788,198	729,773
Non-controlling interests	4,197	4,325
Total stockholders’ equity	792,395	734,098
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,595,778	$3,112,956

BLACKHAWK NETWORK HOLDINGS, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (Unaudited)

	52 Weeks Ended	52 Weeks Ended
	December 31, 2016	January 2, 2016
OPERATING ACTIVITIES:
Net income before allocation to non-controlling interests	$5,038	$45,809
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization of property, equipment and technology	48,379	40,983
Amortization of intangibles	62,045	32,366
Amortization of deferred program and contract costs	29,015	28,991
Amortization of deferred financing costs and debt discount	6,506	1,187
Employee stock-based compensation expense	32,592	30,130
Change in fair value of contingent consideration	2,100	(7,567)
Loss on property, equipment and technology disposal / write-down	9,838	1,761
Deferred income taxes	(8,899)	29,810
Other	5,093	4,800
Changes in operating assets and liabilities:
Settlement receivables	6,076	(111,678)
Settlement payables	19,907	231,662
Accounts receivable, current and long-term	(13,012)	(57,171)
Other current assets	(13,891)	(17,210)
Other assets	(24,690)	(20,434)
Consumer and customer deposits	13,772	(54,402)
Accounts payable and accrued operating expenses	(14,835)	(2,988)
Deferred revenue	33,362	14,363
Other current and long-term liabilities	(21,707)	16,877
Income taxes, net	8,542	(2,609)
Net cash provided by operating activities	185,231	204,680
INVESTING ACTIVITIES:
Expenditures for property, equipment and technology	(52,332)	(52,738)
Business acquisitions, net of cash acquired	(220,605)	(115,481)
Investments in unconsolidated entities	(10,541)	(5,877)
Change in restricted cash	(7,691)	1,811
Other	1,408	(98)
Net cash used in investing activities	(289,761)	(172,383)

Continued on next page

BLACKHAWK NETWORK HOLDINGS, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (Unaudited)

	52 Weeks Ended	52 Weeks Ended
	December 31, 2016	January 2, 2016
FINANCING ACTIVITIES:
Payments for acquisition liability	—	(1,811)
Proceeds from issuance of note payable	250,000	—
Repayment of note payable	(463,750)	(11,250)
Payments of financing costs	(16,544)	(2,063)
Borrowings under revolving bank line of credit	2,985,490	2,473,529
Repayments on revolving bank line of credit	(2,985,490)	(2,473,529)
Repayments on notes payable to Safeway	(890)	(14,285)
Repayment of debt assumed in business acquisitions	(8,964)	—
Proceeds from convertible debt	500,000	—
Payments for note hedges	(75,750)	—
Proceeds from warrants	47,000	—
Proceeds from issuance of common stock from exercise of employee stock options and employee stock purchase plans	10,302	13,817
Other stock-based compensation related	(2,284)	(1,729)
Repurchase of common stock	(34,843)	—
Other	(156)	(1,494)
Net cash provided by (used in) financing activities	204,121	(18,815)
Effect of exchange rate changes on cash and cash equivalents	(6,042)	(10,521)
Increase in cash and cash equivalents	93,549	2,961
Cash and cash equivalents—beginning of year	914,576	911,615
Cash and cash equivalents—end of year	$1,008,125	$914,576

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash payments during the year for:
Interest paid (net of amounts capitalized)	$12,756	$11,691
Income taxes paid (refunds received)	$(2,854)	$13,880
Spin-Off income taxes paid (refunds received) funded by (remitted to) Safeway	$(890)	$(14,285)

Noncash investing and financing activities:
Net deferred tax assets recognized for tax basis step-up with offset to Additional paid-in capital	$—	$363,889
Notes payable to Safeway contributed to Additional paid-in capital	$—	$8,229
Financing of business acquisition with contingent consideration	$21,652	$—
Forgiveness of notes receivable and accrued interest as part of business acquisition	$5,445	$—
Intangible assets recognized for the issuance of fully vested warrants	$—	$3,147
Conversion of income tax payable and deferred taxes to (from) additional paid-in capital	$—	$(882)

BLACKHAWK NETWORK HOLDINGS, INC.
SUPPLEMENTAL INFORMATION
(Tables 1, 2 & 3 in thousands except percentages and per share amounts)
(Unaudited)
TABLE 1: OTHER OPERATIONAL DATA

	16 Weeks Ended	16 Weeks Ended	52 Weeks Ended	52 Weeks Ended
	December 31, 2016	January 2, 2016	December 31, 2016	January 2, 2016
Transaction dollar volume	$6,947,031	$6,964,390	$16,717,834	$16,624,633
Prepaid and processing revenues	$693,661	$647,181	$1,652,072	$1,528,462
Prepaid and processing revenues as a % of transaction dollar volume	10.0%	9.3%	9.9%	9.2%
Partner distribution expense as a % of prepaid and processing revenues	56.4%	58.7%	56.5%	57.2%

TABLE 2: RECONCILIATION OF NON-GAAP MEASURES

	16 Weeks Ended	16 Weeks Ended	52 Weeks Ended	52 Weeks Ended
	December 31, 2016	January 2, 2016	December 31, 2016	January 2, 2016
Prepaid and processing revenues:
Commissions and fees	$565,062	$550,462	$1,315,755	$1,259,801
Program and other fees	128,599	96,719	336,317	268,661
Total prepaid and processing revenues	$693,661	$647,181	$1,652,072	$1,528,462
Adjusted operating revenues:
Total operating revenues	$780,550	$756,434	$1,899,778	$1,801,078
Partner distribution expense	(391,393)	(379,850)	(933,142)	(874,043)
Marketing revenues	(42,200)	(45,759)	(94,298)	(104,871)
Revenue adjustments from purchase accounting	5,055	4,467	16,930	7,073
Adjusted operating revenues	$352,012	$335,292	$889,268	$829,237
Adjusted EBITDA:
Net income before allocation to non-controlling interests	$24,878	$41,877	$5,038	$45,809
Interest and other (income) expense, net	3,707	32	449	1,970
Interest expense	7,996	4,605	21,864	13,171
Income tax expense	14,782	22,361	(4,102)	26,796
Depreciation and amortization	38,340	23,950	110,424	73,349
EBITDA	89,703	92,825	133,673	161,095
Adjustments to EBITDA:
Employee stock-based compensation	7,727	10,274	32,592	30,130
Acquisition-related employee compensation expense	(155)	—	465	3,218
Asset impairment	5,500	—	5,500
Revenue adjustments from purchase accounting	4,510	4,467	15,624	7,073
Change in fair value of contingent consideration	—	—	2,100	(7,567)
Other (gains)/losses, net	—	—	(754)	—
Adjusted EBITDA	$107,285	$107,566	$189,200	$193,949
Adjusted EBITDA margin:
Total operating revenues	$780,550	$756,434	$1,899,778	$1,801,078
Operating income	$51,363	$68,875	$23,249	$87,746
Operating margin	6.6%	9.1%	1.2%	4.9%
Adjusted operating revenues	$352,012	$335,292	$889,268	$829,237
Adjusted EBITDA	$107,285	$107,566	$189,200	$193,949
Adjusted EBITDA margin	30.5%	32.1%	21.3%	23.4%
Adjusted net income:
Income before income tax expense	$39,660	$64,238	$936	$72,605
Employee stock-based compensation	7,727	10,274	32,592	30,130
Acquisition-related employee compensation	(155)	—	465	3,218
Asset impairment	5,500	—	5,500	—
Revenue adjustments from purchase accounting	4,510	4,467	15,624	7,073
Change in fair value of contingent consideration	—	—	2,100	(7,567)
Amortization of intangibles	23,057	10,732	62,045	32,366
Other (gains)/losses, net	2,375	—	(323)	—
Adjusted income before income tax expense	82,674	89,711	118,939	137,825
Income tax expense (benefit)	14,782	22,361	(4,102)	26,796
Tax expense on adjustments	10,586	8,519	40,691	21,144
Adjusted income tax expense	25,368	30,880	36,589	47,940
Adjusted net income before allocation to non-controlling interests	57,306	58,831	82,350	89,885
Net loss (income) attributable to non-controlling interests, net of tax	(228)	(263)	(380)	(200)
Adjusted net income attributable to Blackhawk Network Holdings, Inc.	$57,078	$58,568	$81,970	$89,685

TABLE 2: RECONCILIATION OF NON-GAAP MEASURES (continued)

	16 Weeks Ended	16 Weeks Ended	52 Weeks Ended	52 Weeks Ended
	December 31, 2016	January 2, 2016	December 31, 2016	January 2, 2016
Adjusted diluted earnings per share:
Net income attributable to Blackhawk Network Holdings, Inc.	$24,650	$41,614	$4,658	$45,609
Distributed and undistributed earnings allocated to participating securities	(27)	(85)	(28)	(147)
Net income available for common shareholders	$24,623	$41,529	$4,630	$45,462
Diluted weighted average shares outstanding	56,966	56,900	57,260	56,313
Diluted earnings per share	$0.43	$0.73	$0.08	$0.81
Adjusted net income attributable to Blackhawk Network Holdings, Inc.	$57,078	$58,568	$81,970	$89,685
Adjusted distributed and undistributed earnings allocated to participating securities	(51)	(117)	(108)	(247)
Adjusted net income available for common shareholders	$57,027	$58,451	$81,862	$89,438
Diluted weighted average shares outstanding	56,966	56,900	57,260	56,313
Increase in common share equivalents	—	—	—	—
Adjusted diluted weighted-average shares outstanding	56,966	56,900	57,260	56,313
Adjusted diluted earnings per share	$1.00	$1.03	$1.43	$1.59
Reduction in income taxes payable:
Reduction in income taxes payable resulting from amortization of spin-off tax basis step-up	$9,424	$9,448	$29,191	$29,587
Reduction in income taxes payable from amortization of acquisition intangibles, utilization of acquired NOLs, deductible stock-based compensation and convertible debt	5,094	7,250	29,103	25,591
Reduction in income taxes payable	$14,518	$16,698	$58,294	$55,178
Adjusted diluted weighted average shares outstanding	56,966	56,900	57,260	56,313
Reduction in income taxes payable per share	$0.25	$0.29	$1.02	$0.98

TABLE 3: RECONCILIATION OF GAAP CASH FLOW TO ADJUSTED FREE CASH FLOW

A significant portion of gift card sales occurs in late December of each year as a result of the holiday selling season. The timing of December holiday sales, cash inflows from our distribution partners and cash outflows to our content providers results in significant but temporary increases in our Cash, cash equivalents and restricted cash, Settlement receivables and Settlement payables balances at the end of each fiscal year relative to normal daily balances. As a result, the year over year comparison of cash generated by operating activities and total changes in cash can vary significantly. In light of this effect on interim periods, set forth below is a calculation of “free cash flow” which we calculate as the net cash flow from operating activities adjusted to exclude the impact from changes in Settlement payables and Settlement receivables, less expenditures for property, equipment and technology. Cash from the sale of prepaid products is held for a short period of time and then remitted, less our commissions, to our content providers, and is significantly impacted by the portion of gift card sales that occur in late December. Because this cash flow is temporary and highly seasonal, it is not available for other uses, and it is therefore excluded from our calculation of free cash flow. Free cash flow provides information regarding the cash that our business generates in interim periods without the fluctuations resulting from the timing of cash inflows and outflows from gift card sales in late December, which we believe is useful to understanding our business.

	52 Weeks Ended	52 Weeks Ended
	December 31, 2016	January 2, 2016
Net cash flow provided by operating activities	$185,231	$204,680
Changes in settlement payables and consumer and customer deposits, net of settlement receivables	(39,755)	(65,582)
Benefit from settlement timing	16,995	41,035
Adjust for: Safeway cash tax payment (refunded)	(890)	(14,285)
Adjusted net cash flow provided by operating activities	161,581	165,848
Expenditures for property, equipment and technology	(52,332)	(52,738)
Adjusted free cash flow	$109,249	$113,110
Reconciliation of Adjusted EBITDA to Adjusted free cash flow:
Adjusted EBITDA	$189,200	$193,949
Less: Expenditures for property, equipment and technology	(52,332)	(52,738)
Less: Interest paid	(12,756)	(11,691)
Less: Cash taxes (paid)/refunded	2,854	(13,880)
Less: Revenue adjustments from purchase price accounting, net	(15,624)	(7,073)
Change in working capital and other	(19,088)	(36,492)
Cash benefit from settlement timing	16,995	41,035
Adjusted free cash flow	$109,249	$113,110

TABLE 4: FULL YEAR 2017 GUIDANCE - RECONCILIATION OF NON-GAAP MEASURES

(In millions except per share amounts)
Adjusted operating revenues:	Low	High
Total operating revenues	$2,148	$2,312
Partner distribution expense	(1,052)	(1,095)
Marketing revenues	(72)	(80)
Revenue adjustments from purchase accounting	4	4
Adjusted operating revenues	$1,028	$1,141

Adjusted EBITDA:
Net income before allocation to non-controlling interests	$22	$26
Interest and other (income) expense, net	32	41
Income tax expense	13	17
Depreciation and amortization	116	121
EBITDA	183	205
Adjustments to EBITDA:
Employee stock-based compensation	38	41
Other adjustments	4	4
Adjusted EBITDA	$225	$250

Adjusted net income:
Income before income tax expense	$33	$43
Employee stock-based compensation	38	41
Amortization of intangibles	62	64
Other	4	4
Adjusted income before income tax expense	137	152

Income tax expense	13	17
Tax expense on adjustments	33	35
Adjusted income tax expense	46	52
Adjusted net income	$91	$100

Adjusted diluted earnings per share:
Diluted earnings per share	$0.35	$0.44
Employee stock-based compensation	0.46	0.50
Amortization of intangibles	0.71	0.72
Other	0.04	0.04
Adjusted diluted earnings per share	$1.56	$1.70